ENTERPRISE FINANCIAL SERVICES CORP ANNOUNCES RESIGNATION OF MICHAEL WALSH, DIRECTOR AND CHAIRMAN OF THE ST. LOUIS REGION

St. Louis, Mo. June 12, 2017 - Enterprise Financial Services Corp (NASDAQ: EFSC) (the “Company”) announced the resignation, today, of Michael Walsh, Director and Chairman of the St. Louis Region. Mr. Walsh joined the Company and its Board of Directors on February 10, 2017 as part of the Company’s acquisition of Jefferson County Bancshares, Inc. (“JCB”) and its wholly-owned subsidiary, Eagle Bank and Trust Company of Missouri (“Eagle”). In connection with his resignation, Mr. Walsh expressed his desire to pursue a less formal role with the Company.

Jim Lally, EFSC’s President and CEO commented, “Mike has built an enviable franchise and has been instrumental in the successful transition of associates and customers into our combined organization. We truly appreciate his hard work and dedication during this time, and we respect his decision to take a step-back from his role as a Director and Chairman of the St. Louis Region. We are working closely with Mike as to how we can continue to utilize his experience to further our business efforts.”

“As Mike departs, our continuing leadership team at Enterprise is poised to deliver the superior client service to which they have been accustomed at both Eagle and Enterprise. Additionally, we remain confident that the value of our combined organization is as strong as when we announced the combination several months ago.”

For more information contact:
Investor Relations: Keene Turner, Executive Vice President and CFO (314) 512-7233
Media: Karen Loiterstein, Senior Vice President (314) 512-7141

About Enterprise
Enterprise Financial Services Corp (NASDAQ: EFSC), with approximately $5 billion in assets, is a bank holding company headquartered in Clayton, Mo. Enterprise Bank & Trust operates 29 branch offices plus five limited-service facilities in the St. Louis, Kansas City and Phoenix metropolitan areas. EFSC offers a range of business and personal banking services, and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management, and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at enterprisebank.com.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains "forward-looking statements" within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements about the Company's plans, expectations, and projections of future financial and operating results, as well as statements regarding the Company's plans, objectives, expectations or consequences of announced transactions. The Company uses words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "could," "continue," "anticipate," and “intend”, and variations of such words and similar expressions, in this communication to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company's ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses and grow the acquired operations, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic conditions, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, the Company's ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in regulatory requirements, changes in accounting regulation or standards applicable to banks, as well as other risk factors described in the Company's 2016 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws.